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                                                                   EXHIBIT 10.28
October 15, 2003

Mr. Satya Sharma
c/o Nicole Visaggi
Pryor Cashman Sherman & Flynn
410 Park Avenue
New York, NY 10022

Re: Separation of Employment

Dear Satya:

This letter sets forth terms and conditions, relative to the termination of your employment with Symbol Technologies, Inc. ("Symbol" or "the Company"), effective July 11, 2003.

You resigned your employment effective July 11, 2003. After you execute and return this Agreement to the Company, the Company will provide you with severance payments payable in installments coincident with the Company's normal payroll cycles, for a six (6) month period, based on your final base salary, less applicable taxes and other standard deductions. Such payments will be deemed to have commenced retroactive to your termination date. In addition, on or about the fourteenth (14th) day after you execute this Agreement and return the same to Robert J. Nobile, Esq., of Seyfarth Shaw, counsel for Symbol, the Company will provide you with a lump sum payment of $50,000, less applicable deductions. During the period of July 11, 2003 through January 11, 2004, should you elect to continue your group health insurance under COBRA, coverage will be provided for yourself and your eligible dependents at Symbol's expense. In the event you are not covered by another group health plan at the end of this six
(6) month period, the Company will permit you to remain as a member of its group health plans for the balance of the applicable COBRA period (i.e., up to an additional twelve (12) months) at your own expense. You agree to notify the Company's Human Resources Department in writing upon you and/or your eligible dependents becoming covered under a new group health plan.

In exchange for the Company providing you with six (6) months' severance payments, providing COBRA coverage, and for the lump sum payment referenced above, you hereby waive all claims against the Company and unconditionally and irrevocably release and discharge the Company from liability for any claims or damages arising during or, in whole or in part, out of your employment relationship with the Company that you have or may have against it, its current or former officers, employees, agents and assigns up to the moment this Agreement becomes fully executed, regardless of whether those claims are known or unknown including, but not limited to, any claims for wages, severance, bonuses or benefits, or any other claims whatsoever arising during or, in whole or in part, out of your employment relationship with the Company, or violations of any federal, state or local fair employment statute, executive order, ordinance, law or regulation, including Title VII of the Civil Rights Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, the New York State Human Rights Law, or any other potentially applicable employment or labor law, or any other rule of law or common law including, but not limited to those concerning possible torts, express or implied contract, the implied covenant of good faith and fair dealing, public policy, or other obligations. Other than with respect to any rights to which you may be entitled under the
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federal Age Discrimination in Employment Act, you also agree not to initiate any administrative or legal action against the Company to assert such claims. Moreover, to the extent any such action is brought by you or on your behalf by any third party, you agree to waive all claims to monetary relief or damages of any kind, including attorneys' fees and costs. You understand that the fact of this agreement and/or the agreement to pay or the payment of the consideration described herein does not constitute an admission by the Company that it has violated any such law or legal obligation. Notwithstanding the above, this Agreement will not affect your rights to COBRA benefits, vested stock options, or benefits to which you are entitled under Symbol's Executive Retirement Plan ("SERP"). Moreover, an estimate of your SERP benefits, which you understand are governed by the terms of the official SERP plan document, are attached hereto as Exhibit A. You shall also be entitled to indemnification pursuant to the By-Laws of the Company, and the laws of the state of Delaware.

Your outstanding stock options, that were vested at the time of your termination, may be exercised commencing on the date Symbol files with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the year ended December 31, 2002, and any other periodic reports it is required to file with the SEC (i.e. 2003 First and Second Quarter 10-Qs), and for a period of ninety (90) days thereafter. Notice of this filing date will be provided to you via U.S. mail. Please find included with this Agreement, a stock option exercise form for use if you desire to give notice of exercise of options.

You agree that you will not disclose or cause to be disclosed in any way, any confidential information or documents relating to your employment with the Company, the operations of the Company, the terms of this Agreement, the facts and circumstances underlying this Agreement or the fact that such Agreement exists, except for the purpose of enforcing this Agreement, should that ever be necessary. This provision should not be construed as preventing you from discussing your employment with Symbol with any prospective employer. Further, you agree to continue to abide by the terms of the Company's Non-Disclosure Agreement, which you signed while an associate of the Company. You also agree not to make any disparaging or derogatory remarks about the Company, or its products or services. The Company also agrees not to make any disparaging or derogatory remarks about you.

You further agree that you will cooperate fully with the Company in connection with any existing or future internal or external investigations which the Company is currently conducting, conducts in the future, or in which it is currently or may become involved, and in any existing or future litigation involving the Company, whether administrative, civil, or criminal in nature, in which and to the extent the Company deems your cooperation necessary.

You acknowledge that you have had more than twenty-one (21) days to consider the terms of this Agreement, and have discussed the same with your attorneys, Pryor Cashman Sherman & Flynn. You further agree that the changes we have made to this Agreement do not restart the running of the twenty-one day period within which you had to consider its terms. You also acknowledge that you were advised by Symbol to discuss the terms of this Agreement with your attorneys prior to signing this Agreement. You further acknowledge that you are entering into this Agreement, freely, knowingly, and voluntarily, with a full understanding of its terms and that you will have 7 days to revoke this Agreement after executing the same by notifying the undersigned in writing during this seven-day period.

Except as set forth herein, this constitutes the entire agreement between us regarding the subject matter hereof. This Agreement may not be changed or altered, except by a writing signed by you and the Company. This Agreement is entered into in the State of New York and
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the laws of the State of New York will apply to any dispute concerning it. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement.

/s/ CAROLE DEMAYO
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Carole DeMayo
Sr. Vice President, Human Resources
Symbol Technologies, Inc.

AGREED AND ACCEPTED:

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
     SATYA P. SHARMA                                                 10/21/03
By:  -------------------------------------------------------  Date:  ----------------------------
     Please Print Name
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                                  /s/ S. P. SHARMA
Signature:  ------------------------------------------------------------
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